Form of Amendment to Letter Agreement (current participants version)

PRIVILEGED AND CONFIDENTIAL

[Name]
[Company]

Dear [Name]:

WHEREAS, you and Alexander & Baldwin, Inc., a Hawaii corporation (the “Company”) entered into a restated letter agreement effective as of January 1, 2022 (the “Agreement”) pursuant to which you are eligible to receive severance benefits in the event of certain terminations of employment in connection with a change in control of the Company; and
WHEREAS, the Company desires to make certain clarifying changes to the Agreement, which do not constitute material changes, and you agree with such changes.
NOW, THEREFORE, you and the Company hereby agree to the amendments to the Agreement set forth in this letter amendment (the “Amendment”):
1.The second section of the Agreement titled “Change in Control” shall be renumbered to Section 2, and the numbering of all subsequent sections shall be renumbered accordingly.
2.The cross references to “Section 4(b)” in the first and second sentences of Section 3 (as renumbered by this Amendment) shall be deleted and replaced with “Section 4(c)”.
3.The parenthetical in Section 7 (as renumbered by this Amendment) shall be deleted.
4.All other cross references in the Agreement shall remain as set forth in the Agreement as of the date hereof.
5.Except as set forth herein, this Amendment shall not impact the terms of the Agreement.
6.Please keep a copy of this Amendment with your Agreement.
7.[Signature page follows]

8.If this Amendment correctly sets forth our agreement on the subject matter hereof, kindly sign and return to the Company a copy of this Amendment, which will constitute our agreement on this subject upon execution by the Company.
Dated this _____ day of ________________:

ALEXANDER & BALDWIN, INC.

By Derek T. Kanehira Senior Vice President